                                 EMPLOYMENT AGREEMENT
                                 FOR HENRY J. FAISON


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of July 2, 1998, by and between Trammell Crow Company, a Delaware corporation ("Employer"), and Henry J. Faison, an individual residing in North Carolina ("Employee").

                                   R E C I T A L S

     A. Faison Enterprises, Inc., a North Carolina corporation ("FE"),Faison & Associates, Inc., a North Carolina corporation ("FA"), Employee, Employer, TCSE Realty Services, Inc., a Delaware corporation and wholly-owned subsidiary of Employer ("Buyer"), and Media Advertising & Design, Inc., a North Carolina corporation, have entered into an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which Buyer will purchase substantially all of the commercial real estate services assets of FA and certain assets of FE.

     B. The Board of Directors of Employer (the "Board") has determined that it is in the best interests of Employer and its stockholders to employ Employee on the terms and conditions set forth herein.

                                      AGREEMENTS

     NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agrees as follows:

     1. EMPLOYMENT PERIOD. Subject to the terms and conditions set forth in this Agreement, including the rights of Employer and Employee to terminate Employee's employment under Section 12, Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, for a specified term (the "Employment Period") commencing on the date hereof (the "Effective Date") and, unless earlier terminated or extended in accordance with the provisions of this Agreement, expiring on the fifth anniversary of the Effective Date.

     2. EXTENT OF SERVICES. During the Employment Period, Employee shall devote a substantial majority of his business time, attention and effort to the business of Employer in order to discharge his duties in a manner consistent with any and all reasonable policies and guidelines as may be established by Employer from time to time; provided, however, that Employer expressly recognizes that Employee is (i) a very substantial investor in commercial real estate projects; (ii) an officer and director in FE, Faison-Stone, Inc., Faison Capital Development, Inc. and a number of other companies owned, directly and indirectly, by FE (collectively, the "Faison Entities"); and (iii) a director, member or otherwise active in a number of civic and governmental agencies; and that Employee is permitted to continue said activities (collectively, the "Employee's Outside Activities"), provided that Employee's Outside Activities shall not violate any provision of this Agreement or the provisions of the policy regarding Employee's ownership of commercial real estate set forth on EXHIBIT A hereto. Prior to investing in any real estate asset other than retail projects as to which Employer, or its affiliates, are required to extend a right of first refusal pursuant to that certain Merchant Build/Right of First Refusal Agreement (the "Merchant Build Agreement") between Employer and Employee dated as of the date hereof, Employee shall notify in writing the Employer's Administrative Committee (the
"Administrative Committee") of his intention to make such investment. If the Administrative Committee fails to object to Employee's planned investment within the 10-day period following receipt of such notice from Employee, Employee shall be entitled to make such investment without further consultation with, or involvement by, the Administrative Committee or Employer. If, however, the Administrative Committee gives Employee written notice during said 10-day period of its disapproval of such planned investment, the Employee may make such investment if he wishes, subject to the Employer's right, AS ITS SOLE AND EXCLUSIVE REMEDY, exercisable at any time within thirty (30) days after notice that Employee shall make any unapproved investment, to terminate Employee's employment.

     3. DUTIES. Employee shall be employed during the Employment Period as an Executive Vice President of Employer and the President of Employer's regional mall business and its interests in Chile (if, as and when Employer acquires any such interests), with general responsibility for overseeing Buyer's regional mall management, leasing, development and construction management business; generating investment opportunities, development opportunities and service contracts for such regional mall business; expanding the operations of Chile; and developing strategies to enter other planned and approved South American markets. Employer may also ask Employee to perform other functions and responsibilities in keeping with Employee's reputation, experience and expertise, including but not limited to management of major customer relationships, business development and duties related to the integration of the Business with the business operations of Employer. Employee shall serve on the Board of Directors of Employer as a Class III director and as a member of the Employer's National Leadership Council when established. In such capacities, Employee shall perform the duties associated with such positions, subject to the general direction, approval and control of the Board and Employer's Chief Executive Officer (such officer or such officer's designee being referred to in this Agreement and the exhibits hereto as the "Chief Executive Officer"). Employee shall perform his duties faithfully, competently, in compliance with all laws and to the best of his ability.

     4. COMPENSATION. (a) BASE SALARY. Subject to the other terms and conditions of this Agreement and as compensation for the performance of his services hereunder, during the Employment Period, Employer shall pay Employee fixed cash compensation at an initial annual rate of $200,000 (such amount is referred to herein as "Base Salary"). Base Salary shall accrue and be payable in accordance with the payroll practices of Employer for executives in effect from time to time during the Employment Period. All such payments shall be subject to deduction and withholding authorized or required by applicable law. The Base Salary may be increased at the sole discretion of the Employer, and any increase in Base Salary shall then become the Base Salary payable under this Agreement.

     (b) OTHER COMPENSATION. During the Employment Period, Employee will be eligible to receive incentives and other forms of compensation to be determined from time to time by Employer and agreed to by Employee.

     5. HEALTH INSURANCE; RETIREMENT BENEFITS; WELFARE BENEFITS. During the Employment Period, Employer shall provide Employee with such health insurance as is generally made available from time to time by Employer to Employer's executive officers. Employer will use its best efforts to carry over balances relating to deductibles and out-of-pocket expenses existing as of the date of the closing of the transactions contemplated by the Purchase Agreement under Employee's health insurance plan in effect prior to the Effective Date. During the Employment Period, Employee shall be entitled to participate in Employer's 401(k) plan, and Employee shall receive credit for past service with FA with respect to the ability to participate in Employer's 401(k) plan and the ability to receive paid vacation leave (as opposed to vacation pay). During the Employment Period, Employer shall provide Employee with such other welfare benefits as are generally made available from time to time by Employer to Employer's executive officers.

     6. EXPENSE REIMBURSEMENT. Employer shall reimburse Employee for all reasonable out of pocket expenses related to travel, entertainment and miscellaneous expense incurred in carrying out his duties under this Agreement. Reimbursement shall only be made against an itemized list of such expenditures signed by the Employee in such form as required by the Employer and consistent with Employer's company policy.

     7. KEY-MAN INSURANCE. At any time during the term of this Agreement, Employer shall have the right to insure the life of Employee for Employer's sole benefit, and to determine the amount of insurance and the type of policy. Employee shall cooperate with Employer in obtaining such insurance by submitting to physical examination, by supplying all information required by the insurance company and by executing all necessary documents. Employee shall incur no financial obligation by executing any required document and shall have no interest in any such policy.

     8. CONFIDENTIALITY. Employee acknowledges that he is being employed by Employer under this Agreement in a capacity in which he will receive or contribute "Confidential Information" (as defined herein). "Confidential Information" shall mean business or technical information, including but not limited to any formula, pattern, program, device, compilation of information, method, technique or process, customer list, pricing arrangements, budgets and all undisclosed information relating to acquisitions and compensation that (i) derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts by Employer or its subsidiaries that are reasonable under the circumstances to maintain its secrecy. Employee hereby acknowledges and agrees that all Confidential Information concerning the business or affairs of Employer or its subsidiaries which Employee may acquire in connection with or as a result of his association with Employer and any of its subsidiaries was and shall be received in strict confidence and shall be used only for the purpose of performing his duties pursuant to this Agreement, and that no such Confidential Information shall be otherwise used or disclosed by Employee during or after the term of this Agreement without the prior written consent of Employer. Upon termination of Employee's employment hereunder, all Confidential Information and other documents, records, notebooks, customer lists, business proposals, contracts, agreements and other repositories containing information concerning Employer or its subsidiaries or the business of Employer or its subsidiaries (including all copies thereof) in Employee's possession, whether prepared by Employee or others, shall remain confidential and remain with or be returned to Employer. Employee's obligations under this Section 8 are in addition to, and do not supersede, Employee's obligations under applicable law to maintain the confidentiality of Employer's Confidential Information.

     Additionally, Employee is subject to the Special Trading Policy of Employer and insider trading policies.

     9. NONCOMPETITION. Employee controls FE and FA, each of which is a party to the Purchase Agreement. In exchange for (i) the covenants made by Buyer in the Purchase Agreement, (ii) the receipt of the consideration paid to FE and FA as described in the Purchase Agreement, and (iii) the covenants and agreements made by Employer in this Agreement, Employee covenants and agrees that, for a period beginning on the Effective Date and ending on the later to occur of
(A) the fifth anniversary of the Effective Date and (B) the first anniversary of the date (the "Date of Termination") that Employee's employment relationship with Employer is terminated, he will not, within the Territory, directly or indirectly, Compete with Employer. For the purposes of this Section 9, the following terms shall have the meanings indicated below:

     (a) The term "Territory" shall mean the collective reference to Chile, the District of Columbia, and the states of Texas (but only after FE no longer owns, directly or indirectly, any interest in Faison-Stone, Inc.), Georgia, Florida, Tennessee, Ohio, Pennsylvania, New Jersey, Maryland, Virginia, North Carolina, South Carolina, Arizona, Wisconsin and West Virginia.

     (b) The term "Compete" shall mean engaging in the business of providing or attempting to provide commercial property leasing, management, brokerage, development, and other real estate services ("Services") for others, either alone or with any individual, partnership, corporation, cooperative or association; excluding however, the following activities, all of which are not prohibited by Employee's covenant hereunder:

     (i) providing Services, either directly or indirectly through any entity owned or controlled by Employee (an "Employee Affiliate"), to any and all Related Properties (as defined below) on which Employer does not (voluntarily or involuntarily) provide Services. For purposes hereof, "Related Properties" shall mean all properties in which Employee or any Employee Affiliate owns at least a ten percent (10%) equity, partnership or similar interest or has invested $1 million or more in equity capital other than any properties which Employee has assigned or granted to Employer the right to service; provided that, with respect to the Related Properties, Employer shall have the right to be the exclusive service provider subject to conditions described in those agreements related to the Purchase Agreement; and

     (ii) indirectly controlling the business of Faison-Stone, Inc., a Texas corporation which constitutes an Employee Affiliate ("Faison-Stone"), serving as an officer and director of Faison-Stone, and actively participating in the business of Faison-Stone in the State of Texas; provided, however, that upon any sale of the stock or substantially all of the assets and liabilities of Faison-Stone, Inc., Employee shall no longer be permitted to engage in any activities described in this clause (ii); and provided, further, that Employee realizes that Employer and Faison-Stone compete directly in all lines of business and Employee will not use any Confidential Information in connection with his efforts on behalf of Faison-Stone. Employee will work in good faith to manage this conflict of interest. Employee shall use commercially reasonable efforts to cause FE to sell its interest in Faison-Stone after the Effective Date.

     (c) The words "directly or indirectly" as they modify the word "Compete" shall mean: (i) acting as an agent, representative, consultant, officer, director or employee of any entity or enterprise which is Competing (as defined in this Section 9) with the business of Employer; (ii) participating in any such Competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or shareholder (other than as permitted by paragraph 9(b) or as a holder of less than 1% of the common stock of any publicly traded corporation); or (iii) communicating to any such competing entity or enterprise any Confidential Information concerning any past, present or identified prospective client or customer of, or supplier to, Employer.

     (d) With the objective of obtaining the successful implementation of the foregoing restrictive covenant, Employer and Employee agree that in the event such restrictive covenant should fail for lack of reasonableness, such covenant and the obligation contained therein shall be enforced to the maximum extent that such covenant and obligation may be enforced and still be held to be reasonable.

     10. NON-SOLICITATION. (a) EMPLOYEES AND CUSTOMERS. Except as otherwise provided herein, for a period beginning on the Effective Date and ending on the later to occur of (i) the fifth anniversary of the Effective Date and (ii) the date which is 12 months after the Date of Termination,

Employee shall not (A) induce or attempt to induce any employee of Employer or its subsidiaries to terminate, or in any way interfere with, the relationship between Employer or its subsidiaries and any such employee, (B) hire directly or through another entity any person who, at any time during the 12-month period beginning on the Date of Termination, was employed by Employer or its subsidiaries in the Territory, or (C) induce or attempt to induce any existing customer or other business relation of the Employer or its subsidiaries to terminate any existing real estate services agreements with the Employer or its subsidiaries, or materially interfere with any existing contractual relationship between any such customer or business relation and the Employer or its subsidiaries or denigrate the ability of Employer or its subsidiaries to competently discharge their obligations to existing customers under existing real estate services agreements. Employer recognizes that Employee will continue to use some of Employer's employees who currently work for FA and its subsidiaries to assist Employee in evaluating investments in real estate properties. Notwithstanding the foregoing, upon 30 day's advance written notice to Employer or with the written consent of Employer, Employee shall be permitted to hire any employee of Employer (i) who, immediately prior to the date hereof, was an employee of FA or any of its wholly-owned subsidiaries, and (ii) who resigns Employer's employment without being solicited or encouraged to do so by Employee.

     (b) ASSETS. For a period beginning on the Effective Date and ending on the later to occur of (i) the fifth anniversary of the Effective Date and
(ii) the first anniversary of the Date of Termination, Employee shall not solicit the real estate services work for any property managed, leased, improved or developed by Employer or any of its subsidiaries in the Territory at any time during the twelve (12) month period beginning on the Date of Termination except as provided in Section 9(b)(i) above.

     11. INJUNCTIVE RELIEF. In the event of a breach or threatened breach by Employee of any of the provisions of Sections 8, 9 or 10 hereof, Employer shall be entitled to specific performance, injunctive relief or such other legal and/or equitable remedies as may be appropriate. Nothing contained in this
Section 11 shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach of any of the terms and provisions of this Agreement, nor limiting its right to the recovery of damages from Employee or any other person or entity for the breach or violation of any provision of this Agreement, whether such remedy be at law or in equity.

     12. TERMINATION. (a) Upon written notice, Employer may immediately terminate Employee's employment for Cause; provided that Employee shall have a period of 30 days after receipt of such notice to cure the breach giving rise to any termination for Cause if such breach can be reasonably remedied in the reasonable opinion of Employer. In the event of a termination for Cause, Employee shall be paid only that portion of the Base Salary accrued through the date of such termination notice (less all amounts required to be withheld or deducted therefrom), and Employee shall forfeit all rights to all compensation which would otherwise be due to him under this

Agreement or to which he would otherwise be entitled. As used in this Agreement, "Cause" means termination of Employee's employment because of:
(i) Employee's conviction of, or plea of NOLO CONTENDERE to, a felony or crime involving moral turpitude; (ii) Employee's personal dishonesty; willful misconduct; or willful violation of any law, rule or regulation having direct bearing on Employee's duties performed on behalf of Employer; (iii) Employee's commission of material mismanagement in the conduct of his duties as assigned to him by Employer; (iv) Employee's intentional failure to perform the duties as assigned to him by Employer; (v) Employee's willful violation of a significant written policy of Employer applicable to Employee; or (vi) Employee's abuse of or addiction to an illegal substance. The definition of "Cause" set forth herein shall override the definition of "Cause" as set forth in Employer's Long-Term Incentive Plan.

     (b) In the event that Employee terminates his employment with Employer other than for Good Reason (as defined below) prior to the fifth anniversary of the Effective Date, Employee shall be paid only that portion of the Base Salary accrued through the date of termination (less all amounts required to be withheld or deducted therefrom), and Employee shall forfeit all rights to all compensation which would otherwise be due to him under this Agreement or to which he would otherwise be entitled. Any such termination of employment by Employee, and the payment of Base Salary pursuant to this Section 12(b) shall be Employer's sole remedy other than the continued right to enforce the covenant-not-to-compete and non-solicitation provisions of this Agreement.

     (c) In the event that Employee terminates Employee's employment for Good Reason or Employer terminates Employee's employment other than for Cause or disability under Section 12(e), Employee shall be paid only (i) that portion of the Base Salary accrued through the date of such termination, (ii) Base Salary for a period of twelve (12) months in accordance with the payroll practices of Employer for executives in effect from time to time (less all amounts required to be withheld or deducted therefrom); provided, however, that Employee shall only be entitled to receive the payment described in this clause (ii) for as along as Employee complies with the covenants and agreements set forth in
Section 9, and (iii) an amount equal to the cost of continuing Employee's health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for a period of one year beginning on the Date of Termination. Employer shall be entitled to withhold or deduct any amounts required to be withheld or deducted from any payment described in this Section 12(c).

     (d) If Employee dies prior to the fifth anniversary of the Effective Date, this Agreement shall terminate, and Employer shall pay to the estate of Employee that portion of the Base Salary which would otherwise be payable to Employee through the end of the month in which Employee's death occurs, together with a death benefit payment, if any, to which Employee's estate is entitled in accordance with Employer's policies, plans and procedures relating to death benefits in effect from time to time. Employer shall be entitled to withhold or deduct any amounts required to be withheld or deducted from any payment described in this Section 12(d).

     (e) Employer may terminate this Agreement if, prior to the fifth anniversary of the Effective Date, Employee becomes disabled. For purposes of this Agreement, Employee shall be deemed to have become disabled when Employer determines in good faith that Employee is disabled pursuant to Employer's policies and procedures relating to disability benefits in effect from time to time. In the event Employer terminates this Agreement due to the disability of Employee, Employee shall be paid only (i) that portion of the Base Salary which would otherwise be payable to Employee through the end of the month of such termination, and (ii) such disability benefit payments, if any, for which Employee is eligible in accordance with Employer's policies, plans and procedures relating to disability benefits in effect from time to time. Employer shall be entitled to withhold or deduct any amounts required to be withheld or deducted from any payment described in this Section 12(e).

     (f) The Employee's employment may be terminated by Employee during the Employment Period for no reason or Good Reason; provided, however, that the Employee agrees not to terminate his employment for Good Reason unless (x) Employee has given Employer at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (y) Employer has not remedied such facts and circumstances constituting Good Reason within such 30-day period. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following without Employee's written consent:

          (i) any action taken by Employer which results in a material diminution in the position, authority, duties or responsibilities of Employee as contemplated in Section 3, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Employer within 30 days after receipt of notice thereof given by Employee;

          (ii) any termination or material reduction of a material benefit under any insurance, retirement or welfare plan in which Employee participates unless (a) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction, or (b) benefits under such insurance, retirement or welfare benefit plans are terminated or reduced with respect to all of Employer's executives previously granted benefits thereunder; or

          (iii) any material breach by the Employer of this Agreement.

     13. VACATION. During the term of this Agreement, Employee shall be entitled to an annual vacation leave of five weeks at full pay. The time for such vacation shall be selected by Employee and reasonably approved by Employer, and it must be taken in each calendar year or it is forfeited.

     14. SEVERABILITY. Subject to Section 9 hereof, in the event that any provision contained herein shall be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     15. WAIVER. No delay or omission by either party hereto in exercising any right or power hereunder shall impair such right or power or be construed as a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter thereof, and there are no representations, understandings or agreements related hereto which are not fully expressed herein, all prior agreements with respect to the subject matter hereof being expressly superseded hereby. To the extent that this Agreement contains terms and provisions dealing with compensation or other benefits and Employee would, in the absence of this Agreement, otherwise be entitled to similar benefits under Employer's policies and guidelines applicable to its executives (including but not limited to salary, severance and vacation benefits), the terms of this Agreement shall apply, and such benefits provided to Employee under this Agreement shall be in substitution for, and not in addition to, such other benefits that Employee would otherwise be entitled to receive. No change, waiver or discharge hereof shall be valid unless in writing and signed by the party against which such change, waiver or discharge is sought to be enforced.

     17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina (without giving effect to principles of conflicts of law).

     18. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

     19. HEADINGS AND PRONOUNS. The subject headings of the sections contained herein are inserted for convenience only and shall not be considered in interpreting any term or provision hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

     20. BINDING ARBITRATION. (a) ELECTION. In the event of a contested claim or other matter in dispute under this Agreement, either of the parties may, by notice to the other party (a "Demand to Arbitrate"), elect that the matter shall be settled by arbitration in accordance with the National Rules of the American Arbitration Association for Resolution of Employment Disputes ("AAA") by three (3) arbitrators, who shall administer the arbitration. The costs and expenses of any such arbitration shall be borne by the parties as determined by the arbitrators.
Any such election to arbitrate shall be binding on all parties to this Agreement; provided, however, that nothing set forth in this Section 20 shall be deemed to be a waiver by Employer of its rights to seek specific performance, injunctive relief or such other legal and/or equitable remedies as may be appropriate to maintain the STATUS QUO pending arbitration among the parties as to any alleged breach or threatened breach by Employee of any of the provisions of Section 8, 9 or 10 hereof (as contemplated in Section 11 hereof).

     (b) ARBITRATORS. Employer shall appoint one arbitrator, and Employee shall appoint one arbitrator. If either party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was given, AAA shall make the appointment of the arbitrator. The two (2) arbitrators thus appointed shall appoint the third arbitrator. If such two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was given, AAA shall make the appointment of the third arbitrator. Should any of the arbitrators so appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this sub-paragraph (b) for the original appointment. The place of arbitration shall be Charlotte, North Carolina.

     (c) BINDING EFFECT. The award and all decisions of the arbitrators shall be final and binding upon the parties and there shall be no appeal therefrom to any court except as expressly permitted by the law of the place of arbitration. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of any conflict between the rules of the arbitral authority and this Section 20, the provisions of this Section 20 shall govern.

     21. SURVIVAL. Employee understands and agrees that his covenants and agreements contained in Sections 8, 9, 10 and 11 hereof are the essence of this Agreement and without the agreement of Employee to such covenants, Employer would not employ him and divulge to him its Confidential Information and other proprietary information developed at great cost to Employer. The continuation of the employment of the Employee pursuant to the terms hereof is not a condition to the survival of the covenants and provisions contained in such sections. All obligations and duties of Employee and, subject to the specific terms of each obligation contained herein, all rights of Employer as set forth in said sections, shall survive the termination or expiration of this Agreement.

     22. ATTORNEY'S FEES. If any civil action or arbitration, whether at law or in equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, court costs and other reasonable expenses of litigation, in addition to any other relief to which such party may be entitled.

     23.  NOTICE.  For the purposes of this Agreement:

     (a) Notices and all other communications to Employer provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied with telephonic confirmation (with original copy sent by first class mail, postage prepaid, or delivered by hand, messenger or overnight courier) or on the third day after being mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     To Employer:

          Trammell Crow Company
          2001 Ross Avenue
          Suite 3400
          Attn:  General Counsel

     with a further copy to:

          Vinson & Elkins L.L.P.
          2001 Ross Avenue
          Suite 3700
          Dallas, Texas  75201
          Attn:  Michael J. Schimberg

or to such other address as Employer may have furnished to Employee in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     (b) Notices and all other communications to Employee provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered as follows:

          To Employee:

          Henry J. Faison
          121 West Trade Street
          1900 Interstate Tower
          Charlotte, North Carolina  28202-5399
          Attn:  Personal and Confidential
          with a copy to:

          Robinson, Bradshaw & Hinson, P.A.
          101 North Tryon Street
          Suite 1900
          Charlotte, North Carolina  28246
          Attn:  William T. Graves

or to such other address as Employee may have furnished to Employer in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     24. AMENDMENT. This Agreement (including the Exhibits hereto) may not be amended or modified at any time except by a written instrument approved by the Board (or a committee thereof) and executed by the Employer and the Employee.

     25. EFFECTIVENESS OF AGREEMENT. Employer and Employee agree that if the Purchase Agreement is terminated in accordance with its terms, this Agreement shall terminate and to the parties hereto shall have no obligations to any party hereunder. Each provision of this Agreement shall, unless otherwise expressly stated by its own terms, survive termination of Employee's employment hereunder.





                         [Signatures begin on next page.]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement this 2nd day of July, 1998, to be effective as of the Effective Date.

                                            EMPLOYER:

                                            TRAMMELL CROW COMPANY


                                            By:/s/ Derek R. McClain
                                               --------------------------------
                                            Name:  Derek R. McClain
                                                 ------------------------------
                                            Title: Executive Vice President and
                                                  -----------------------------
                                                   General Counsel

                                            EMPLOYEE:




                                            HENRY J. FAISON



                                            /s/ Henry J. Faison
                                            -----------------------------------

                    [Signature page to HJF Employment Agreement.]

                                      EXHIBIT A

For purposes of this policy, "commercial real estate" shall mean all real estate other than residential real estate owned primarily for Employee's residential use.

     Any service business arising from Employee's ownership of commercial real estate must, at Employer's option, be transacted by Employer, assuming that Employer is qualified to provide those services and subject to Employee's ability to control the service provider selection decision. Fees paid to Employer will be at market rates. If Employee's ability to acquire a particular commercial real estate asset is impaired by designating Employer as service provider, then Employee may hire an alternative provider with 5 days prior written notice to Employer.

     Employee may not buy real estate offered for sale by Employer without full disclosure to Employer's customer.

     Any equity investment in investment real estate undertaken by Employee must be paid in cash, not exchanged for commissions or fees that would customarily have been paid to Employee in connection with that transaction.

     Employee must be sensitive to potential conflicts of interest with customers of Employer when considering real estate investments and endeavor to discuss prospective investments with Employer for this purpose.

     Employer's sole and exclusive remedy for any violation of this policy, exercisable at any time within thirty (30) days after notice that Employee has made such violation, is to terminate Employee's employment.